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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2002

Career Education Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60195
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 781-3600

Item 4. Changes in Registrant's Certifying Accountant.

        On March 25, 2002, the Board of Directors of Career Education Corporation ("the Company") and its Audit Committee dismissed Arthur Andersen LLP ("Arthur Andersen" or "AA") as the Company's independent public accountants and engaged Ernst & Young LLP ("E&Y") to serve as the Company's independent public accountants for the fiscal year 2002. This determination followed the Company's decision to seek proposals from independent accountants to audit its financial statements, and was approved by the Company's Board of Directors upon the recommendation of its Audit Committee. The appointment of E&Y will be submitted for stockholder ratification at the Company's 2002 Annual Meeting of Stockholders to be held on May 17, 2002.

        Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended 2001, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2001 and 2000 and through March 25, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to AA's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of AA's letter, dated March 26, 2002, stating its agreement with such statements.

        During the years ended December 31, 2001 and 2000 and through the date of the Board's decision, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit 16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated March 26, 2002.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION
By:	/s/ PATRICK K. PESCH Patrick K. Pesch Executive Vice President and Chief Financial Officer

Dated: March 26, 2002

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements and Exhibits.
SIGNATURES